As filed with the Securities and Exchange Commission on March 9, 2015
Registration No. 333-166208
Registration No. 333-91526

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-166208
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-91526
UNDER THE SECURITIES ACT OF 1933

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware		75-2756163
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
801 Cherry Street Suite 3700, Unit 19 Fort Worth, Texas 76102 (817) 665-5000 (Address of Principal Executive Offices)

Quicksilver Resources Inc. 401(k) Plan, as amended (Full Title of the Plan)

Glenn Darden 801 Cherry Street Suite 3700, Unit 19 Fort Worth, Texas 76102 (817) 665-5000 (Name and Address of Agent For Service)

Copies to:

Francicso J. Villamar Quicksilver Resources Inc. 801 Cherry Street Suite 3700, Unit 19 Fort Worth, Texas 76102 (817) 665-5000	Kyoko Takahashi Lin, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements of Quicksilver Resources Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”);

•
Registration Statement No. 333-166208, registering 1,000,000 shares of the Company’s common stock, par value $0.01 (“Company common stock”), under the under the Quicksilver Resources Inc. 401(k) Plan, as amended (the “Plan”); and

•	Registration Statement No. 333-91526 registering the Plan.

Evercore Trust Company, N.A., the independent fiduciary and investment manager for the Company stock fund of the Plan (the “Company Stock Fund”), made the decision to close the Company Stock Fund. In order to implement this closure, commencing on October 14, 2014, all new participant contributions and transfers into the Company Stock Fund were permanently suspended, and effective as of 4:00pm Eastern Time on October 14, 2014 the Company Stock Fund was discontinued as an investment option under the Plan. The Company Stock Fund was fully liquidated as of October 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, County of Tarrant, State of Texas, on March 9, 2015.

QUICKSILVER RESOURCES INC.

By:	/s/ Vanessa Gomez LaGatta
Vanessa Gomez LaGatta
Senior Vice President -- Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ W. Yandell Rogers, III		March 9, 2015
W. Yandell Rogers, III	Chairman of the Board and Director

/s/ Glenn Darden		March 9, 2015
Glenn Darden	President, Chief Executive Officer and Director

/s/ Vanessa Gomez LaGatta		March 9, 2015
Vanessa Gomez LaGatta	Senior Vice President -- Chief Financial Officer and Treasurer

/s/ Romy Massey		March 9, 2015
Romy Massey	Vice President -- Chief Accounting Officer

/s/ Anne Darden Self		March 9, 2015
Anne Darden Self	Director

/s/ W. Byron Dunn		March 9, 2015
W. Byron Dunn	Director

/s/ Michael Y. McGovern		March 9, 2015
Michael Y. McGovern	Director

/s/ Steven M. Morris		March 9, 2015
Steven M. Morris	Director

/s/ Scott M. Pinsonnault		March 9, 2015
Scott M. Pinsonnault	Director

/s/ Mark J. Warner		March 9, 2015
Mark J. Warner	Director